Exhibit (a)(ix)

                           SCUDDER INSTITUTIONAL FUNDS
                         WRITTEN INSTRUMENT AMENDING THE
                              DECLARATION OF TRUST
                              --------------------

         The undersigned, being a majority of the duly elected and qualified Trustees of Scudder Institutional Funds (the "Trust"), a Massachussetts business trust, acting pursuant to the authority granted to the Board of Trustees in the Amended and Restated Declaration of Trust dated March 29, 1990, as amended (the "Declaration of Trust"), do hereby certify that the following amendments to the Declaration of Trust were adopted by the favorable vote on December 2, 2005 of all of the Trustees of the shares of beneficial interest of the series of the Trust outstanding and entitled to vote to wit: (i) changing the name of the Trust to "DWS Institutional Funds," and (ii) change the name of the series of the Trust as follows:

Current Name                                  New Name
------------                                  --------
International Equity Fund                     DWS International Equity Fund
Equity 500 Index Fund                         DWS Equity 500 Index Fund
Daily Assets Fund                             Daily Assets Fund
Scudder Commodity Securities Fund             DWS Commodity Securities Fund
Scudder Inflation Protected Plus Fund         DWS Inflation Protected Plus Fund

         This instrument shall constitute an amendment to the Declaration of Trust effective as of February 6, 2006.

         IN WITNESS WHEREOF, the undersigned have this day signed this Instrument.


/s/Richard R. Burt                          /s/Rebecca W. Rimel
----------------------------------          ------------------------------------
Richard R. Burt, as Trustee                 Rebecca W. Rimel, as Trustee


/s/S. Leland Dill                           /s/Philip Saunders, Jr.
----------------------------------          ------------------------------------
S. Leland Dill, as Trustee                  Philip Saunders, Jr., as Trustee


/s/Martin J. Gruber                         /s/William N. Searcy
----------------------------------          ------------------------------------
Martin J. Gruber, as Trustee                William N. Searcy, as Trustee


/s/Richard J. Herring                       /s/William Shiebler
----------------------------------          ------------------------------------
Richard J. Herring, as Trustee              William Shiebler, as Trustee


/s/Graham E. Jones
------------------------------------
Graham E. Jones, as Trustee


Dated as of December 2, 2005